Exhibit 10.20

EXECUTION

AMENDMENT NO. 4
TO MASTER REPURCHASE AGREEMENT

Amendment No. 4 to Master Repurchase Agreement, dated as of March 5, 2019 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and AmeriHome Mortgage Company, LLC (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Alternative Rate.  Article 4 of the Existing Master Repurchase Agreement is hereby amended by adding the following new Section 4.14 at the end thereof:

4.14 Alternative Rate.  If prior to any Payment Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining One-Month LIBOR, One-Month LIBOR is no longer in existence, or the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), Buyer shall give prompt notice thereof to Seller.  In addition, upon such time as Buyer chooses in good faith an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein and any proposed Successor Rate Conforming Changes, as determined by Buyer and consistent with the benchmark rate of similarly situated counterparties with similar assets in similar facilities) (such rate, a “Successor Rate”) to succeed One-Month LIBOR, Buyer shall give prior written notice thereof to Seller in the amount of the lesser of (i) forty-five (45) days, and (ii) the number of days remaining until the Scheduled Unavailability Date, and the Applicable Pricing Rate shall be such Successor Rate from the date specified in such notice until such notice has been withdrawn by Buyer.  Upon receipt of such notice, if Seller determines that the Successor Rate chosen by Buyer is unacceptable for any reason, the parties hereto may mutually agree to terminate this Agreement pursuant to the terms hereof.

SECTION 2.                            Representations and Warranties Concerning Seller.  Section 8.1 of the Existing Master Repurchase Agreement is hereby amended by adding the following new clause (ee) at the end thereof:

(ee) Beneficial Ownership Certification.  The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects or is otherwise being updated pursuant to Section 9.18(ii).

SECTION 3.                            Affirmative Covenants.  Article 9 of the Existing Master Repurchase Agreement is hereby amended by adding the following new Section 9.18 at the end thereof:

9.18 Beneficial Ownership Certification.  Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification within ten (10) Business Days following the date on which Seller becomes aware the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

SECTION 4.                            Recognition of the U.S. Special Resolution Regimes.  Article 14 of the Existing Master Repurchase Agreement is hereby amended by adding the following new Section 14.25 at the end thereof:

14.25 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that (i) Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime and (ii) notwithstanding Section 14.12 of this Agreement, this Agreement is determined, in whole or in part, not to be governed by the laws of the State of New York or otherwise governed by the laws of the United States or a state of the United States, the transfer from Buyer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that (i) Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime and (ii) notwithstanding Section 14.12 of this Agreement, this Agreement is determined, in whole or in part, not to be governed by the laws of the State of New York or otherwise governed by the laws of the United States or a state of the United States, Default Rights under this Agreement that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 5.                            Definitions.  Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

5.1                               deleting the definitions of “Applicable Pricing Rate”, “Change of Control” and “One-Month LIBOR” in their respective entireties and replacing them with the following:

Applicable Pricing Rate:  With respect to any date of determination, the greater of (i) One-Month LIBOR or a Successor Rate, and (ii) 0%.  It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Change of Control:  Change of Control shall mean:

(a)                                 any transaction or event as a result of which Aris Mortgage Holding Company, LLC ceases to own, directly or indirectly at least 100% of the membership interests of Seller;

(b)                                 the sale, transfer or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction);

(c)                                  the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if the combined voting power of the continuing or surviving entity’s stock or other equity interests outstanding immediately after such merger or consolidation is more than 50% of such entity’s stock or other equity interests;

(d)                                 the sale or disposition of all or substantially all of such Person’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(e)                                  there occurs a change in the composition of the Board of Directors or governing body of such Person within a six (6) month period, as a result of which fewer than a majority of the directors or governing body members are incumbent; provided, however, that this provision (e) shall not apply in the event that the composition of the Board of Directors or governing body changes as a result of such Person availing itself of the public or private debt or equity markets;

(f)                                   if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated;

(g)                                  the dissolution or liquidation of such Person; or

(h)                                 any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

One-Month LIBOR:  The daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination.

5.2                               adding the following definitions in their proper alphabetical order:

Beneficial Ownership Certification:  A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation:  31 C.F.R. § 1010.230.

BHC Act Affiliate:  Has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

Default Right:  As defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

Delaware LLC Act:  Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

Dividing LLC:  A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Division:  The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Scheduled Unavailability Date:  As defined in Section 4.14 of this Agreement.

Successor Rate:  A rate determined by Buyer in accordance with Section 4.14 hereof, which shall not be less than 0%.

Successor Rate Conforming Changes:  With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, and determined in good faith, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

U.S. Special Resolution Regime:  Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

5.3                               deleting the definition of “LIBOR Floor” in its entirety.

SECTION 6.                            Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 7.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 8.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9.                            Counterparts.  This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 10.                     Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.                     GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

Page to Amendment No. 4 to Master Repurchase Agreement